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                                EXHIBIT 3.3(d)

             [THE SEAL OF THE STATE OF WASHINGTON APPEARS HERE]
   D-201716                                                        DOMESTIC
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FILE NUMBER

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                  STATE OF WASHINGTON  DEPARTMENT OF STATE
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I, A. LUDLOW KRAMER, Secretary of State of the State of Washington and
custodian of its seal, hereby certify that

                          -------------------------
                          ARTICLES OF INCORPORATION

of                    ALABAMA METALLURGICAL CORPORATION
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a domestic corporation of                 Seattle,                   Washington,
                         --------------------------------------------

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was filed for record in this office on this date, and I further certify that such Articles remain on file in this office.


                                 In witness whereof I have signed and have
                                 affixed the seal of the State of Washington to
     [THE SEAL OF                this certificate at Olympia, the State Capitol,
      THE STATE OF
      WASHINGTON                                November 14, 1969
      APPEARS HERE]              ----------------------------------------------

                                              /s/ A. LUDLOW KRAMER
                                 ----------------------------------------------
                                                            A. LUDLOW KRAMER
                                                            SECRETARY OF STATE
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                         ARTICLES OF INCORPORATION

                                     OF
                      ALABAMA METALLURGICAL CORPORATION
                      ---------------------------------

                                 ARTICLE I.

                                    Name
                                    ----


     The name of this Corporation is Alabama Metallurgical Corporation.


                                 ARTICLE II.

                                  Duration
                                  --------

     This Corporation shall have perpetual existence.


                                ARTICLE III.

                                  Purposes
                                  --------

     The purposes for which this Corporation is organized are:

     A. To engage in the mining, processing and production and dealing in minerals, mineral products and by-products, including but not limited to magnesium and ferrosilicons and related products.

     B. To engage in generally and carry on any lawful business to trade which, in the judgment of the Board of Directors, at any time may be necessary, useful or advantageous to this Corporation.


                                 ARTICLE IV.

                                   Powers
                                   ------


     The powers of this Corporation shall be those powers granted by the Washington Business Corporation Act of 1965, as amended, including any additional powers granted by amendments to said Act after the formation of this Corporation. In



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addition, this Corporation shall have the following specific powers:

     A. To use unrestricted capital surplus to purchase its own shares.

     B. To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in its own bonds, debentures, notes and other securities and obligations.

     C. Except as prohibited by the laws of the State of Washington, to indemnify and hold harmless in the manner and to the extent authorized in the Bylaws of the Corporation, any person serving or who served as director or officer of the Corporation or at its request as director, officer or employee of another corporation or business association in which it owns shares of capital stock or other proprietary interest or of which it is a creditor, from and against any and all loss, cost, liability and expense which may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of being or having been such director, officer or employee, whether or not he shall be adjudged liable for negligence or misconduct in the performance of his duty to this Corporation.


                                 ARTICLE V.

                                Capital Stock
                                -------------

     The total number of shares which this Corporation is authorized to issue is Fifty Thousand (50,000) shares of Common Stock of Ten Dollars ($10.00) par value which shall be the only class of shares of this Corporation.


                                 ARTICLE VI.

                               Paid-In Capital
                               ---------------

     This Corporation will not commence business until consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares.

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                                ARTICLE VII.

                            No Pre-emptive Rights
                            ---------------------

     Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.


                                ARTICLE VIII.

                   Registered Office and Registered Agent
                   --------------------------------------

     A. The registered agent of this Corporation in the State of Washington is James L. Lambrecht.

     B. The location and post office address of the registered agent and the registered office of this Corporation in the State of Washington is:

                            2745 - 11th Avenue S.W.
                            Harbor Island
                            Seattle, Washington 98134


                                ARTICLE IX.

                                 Directors
                                 ---------

     A. This Corporation shall have not less than three (3) directors, the actual number to be as prescribed in the Bylaws. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The initial Board of Directors shall consist of nine (9) directors.

     B. The names and post office addresses of the first Board of Directors of this Corporation are as follows:

         W. S. Leckenby, 9105 Fauntleroy Way S.W.
                         Seattle, Washington 98116

         B. E. Weeks, 9819 - 46th S.W.
                      Seattle, Washington 98116

         E. T. Sleem, 11239 Arroyo Beach Pl. S.W.
                      Seattle, Washington 98116




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          Kermit Hanson, 1123 N.W. Richmond Beach Road
                         Seattle, Washington

          Robert W. Halliday, P.O. Box 200
                              Boise, Idaho

          Stanley B. McDonald, 8345 Overlake Drive
                               Bellevue, Washington 98004

          Donald W. Close, 6410 Mercer Way
                           Mercer Island, Washington

          Harold H. Heath, 19819 - 84th S.
                            Kent, Washington

          A. L. Ascik, 4711 Brentwood Dr.
                       Chattanooga, Tennessee 37402

     C. The term of the first directors shall be until the first annual meeting of the shareholders of the Corporation or until their successors be elected and qualify.


                                 ARTICLE X.

                            Conflicting Interests
                            ---------------------

     This Corporation may enter into contracts and otherwise transact business with its directors, officers and shareholders and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though such interests did not exist, even though the vote, action or presence of such directors, officers or shareholders may be necessary to obligate this Corporation upon such contracts or transactions. In the absence of fraud, no such contracts or transactions shall be void or voidable and no such directors, officers or shareholders shall be held liable to account to this Corporation for any profit or benefit realized by them through such contracts or transactions despite such interests or their fiduciary relationship, if any, to this Corporation. In the case of directors and officers of this Corporation (but not in the case of the shareholders who are not directors or officers), for the foregoing provisions to be available to such directors or officers the nature of the interests of such directors or officers (but not necessarily the details) must have been disclosed to the Board of Directors of the Corporation at or prior to the meetings at which said contracts or transactions were authorized or confirmed. A general notice that directors or officers of this Corporation are interested



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in any other corporation, association, firm or entity shall be sufficient disclosure with respect to all contracts and transactions with such corporation, association, firm or entity.


                                 ARTICLE XI.

                                   Bylaws
                                   ------

     In furtherance of and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal such Bylaws.

                                ARTICLE XII.

                                Incorporator
                                ------------

     The name and post office address of the incorporator is as follows:

                      F. S. Bayley
                      1000 Norton Building
                      Seattle, Washington 98104

     IN WITNESS WHEREOF the incorporator hereinabove named has hereunto set his hand in triplicate this 11th day of November, 1969.
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                                       /s/ F.S. Bayley
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